Exhibit 2.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is entered into on December 13, 2024, by and between AFIOS Partners 7, a limited partnership (“Purchaser”), and AppTech Payments Corp., a Delaware corporation (the “Company” together with Purchaser, the “Parties,” and each, a “Party”).

WHEREAS, Purchaser wishes to purchase, and the Company wishes to sell, an aggregate number of 4,000,000 shares of the Company’s restricted common stock, par value $0.001 per share (the “Shares”), upon Closing (the “Transaction”); and

WHEREAS, Purchaser and the Company wish to effectuate the Transaction pursuant to this Agreement.

NOW, THEREFORE, in consideration of the above recitals, intending to be legally bound, do hereby agree as follows:

1. Purchase of Shares and Warrants.

1.1 Purchase of Shares. For the purchase price of $4,000,000 (the “Purchase Price”), the Company hereby agrees to issue and sell 4,000,000 Shares to Purchaser, and Purchaser hereby agrees to purchase the Shares from the Company as funded, with $1,500,000 funding on December 13, 2024, and $2,500,000 million in additional funding as and when required by Company, on the terms and subject to the conditions set forth in this Agreement, and the Company shall effect delivery of such Shares to Purchaser in book-entry form.

1.2 The following Warrants will be issued as funded proportionately: 4,000,000 warrants with a 5-year term and an exercise price of $0.90 per warrant, COMMON STOCK PURCHASE WARRANT (the “EXHIBIT A”) and 6,000,000 warrants with a 5-year term and an exercise price of $1.20 per warrant, COMMON STOCK PURCHASE WARRANT (the “EXHIBIT B”).

1.3 Over-Allotment. If the Company accepts, the Purchaser may increase the equity raise from $4,000,000 to $5,000,000 in its sole discretion. The over-allotment option of up to $1,000,000 shall be at this Agreement's exact pricing and unit composition.

2. Purchaser’s Representations, Warranties and Agreements. Purchaser hereby represents and warrants:

2.1 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of Purchaser, if applicable, (ii) any agreement, indenture, or instrument to which Purchaser is a party or (iii) any law, statute, rule or regulation to which Purchaser is subject, or any agreement, order, judgment or decree to which Purchaser is subject.

2.2 Organization and Authority. To the extent purchased through an entity, such entity is validly existing and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. To the extent purchased as an individual, Purchaser may enter into this Agreement. Upon execution and delivery by Purchaser, this Agreement is a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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2.3 Experience, Financial Capability and Suitability. Purchaser is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act, and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Purchaser is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Purchaser’s investment in the Shares.

2.4 Access to Information; Independent Investigation. Prior to the execution of this Agreement, Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained and review the Registration Statement. In determining whether to make this investment, Purchaser has relied solely on Purchaser’s own knowledge and understanding of the Company and its business based upon Purchaser’s own due diligence investigation and the information furnished pursuant to this paragraph. Purchaser understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to Sections 3 and 4 and Purchaser has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.5 Regulation D Offering. Purchaser represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act (“Regulation D”) and acknowledges the sale of the Shares contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D or similar exemptions under state law.

2.6 Investment Purposes. Purchaser is purchasing the Shares solely for investment purposes, for Purchaser’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

3. The Company’s Representations, Warranties and Agreements. The Company hereby represents and warrants to Purchaser and agrees with Purchaser as follows:

3.1 Organization and Corporate Power. The Company is a Delaware corporation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

3.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under its (i) Certificate of Incorporation or ( (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

3.3 Title to Securities. Upon issuance in accordance with, and Purchaser’s payment pursuant to, the terms of this Agreement, Purchaser will receive good and marketable title to the Shares, free and clear of all Encumbrances, other than restrictions imposed pursuant to any applicable securities laws and regulations, and the Shares will be duly and validly issued, fully paid and non-assessable. There are no shareholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares. “Encumbrances” means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

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3.4 No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

3.5 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date of this Agreement (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company represents that as of the date of this Agreement, no event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date of this Agreement or solely with the passage of time, by the Company but which has not been so publicly announced or disclosed.

4. Other Agreements.

4.1 Fees and Expenses. Each Party shall bear the fees and expenses individually incurred in connection with the Transaction.

4.2 Further Assurances. The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

4.3 Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service to the address for the applicable Party set forth below or (ii) by electronic mail, to the email address for the applicable Party set forth below. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by email, upon the posting of a record of such communication as “received” in the email system of the recipient Party, if by mail, (1) business day after delivery if sent via an overnight courier service or five (5) days after mailing if sent via first class registered or certified mail.

4.3.1 If to Purchaser:

AFIOS Partners 7

XXXXXXXXXXXXX

Email: XXXXXXXXX

4.3.2 If to the Company:

AppTech Payments Corp.

5876 Owens Avenue

Suite 100

Carlsbad, California 92008

Email: ldangelo@apptechcorp.com

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4.4 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

4.5 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all of the Parties.

4.6 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given and shall not constitute a continuing waiver or consent.

4.7 Assignment. The rights and obligations under this Agreement may not be assigned by any Party without the prior written consent of the other Parties.

4.8 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the Parties and shall inure to the benefit of the respective successors and permitted assigns of each Party. Nothing in this Agreement shall be construed to create any rights or obligations except among the Parties, and no person or entity shall be regarded as a third party beneficiary of this Agreement.

4.9 Governing Law. This Agreement and the rights and obligations of the Parties shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

4.10 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

4.11 No Waiver of Rights, Powers and Remedies. No failure or delay by a Party in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties, shall operate as a waiver of any such right, power or remedy of such Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

4.12 Survival of Representations and Warranties. All representations and warranties made by the applicable Party in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the Parties.

4.13 No Broker or Finder. The Company represents and agrees that no agent, broker, investment banker, financial advisor or other person is entitled to any brokerage or finder’s fee or other commission or similar fee in connection with the transactions contemplated by this Agreement for which Purchaser could become liable.

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4.14 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

4.15 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by email, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

4.16 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, or covenant.

4.17 Mutual Drafting. This Agreement is the joint product of the Parties and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and shall not be construed for or against any Party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Share Purchase Agreement to be executed on the date first set forth above.

THE COMPANY:

APPTECH PAYMENTS CORP.

By: /s/ Luke D’Angelo

Name: Luke D’Angelo

Title: Chief Executive Officer

Purchaser:

AFIOS PARTNERS 7

By: /s/ Tom Kozlowski

Name: Tom Kozlowski

Number of Shares Purchased: 4,000,000

Purchase Price: $4,000,000

[Signature Page to Share Purchase Agreement]

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